                                                                    EXHIBIT 99.2

                           Asset Purchase Agreement


                         dated as of December 1, 1999

                                     among

                       Eagle Point Software Corporation,

                     Surveyors Module International, LLC,

                               R. Stanley Trent,

            R. Stanley Trent, as sole Trustee of James, a Trust and

            Charles A. Peterson, as sole Trustee of Farrow,a Trust

                           Asset Purchase Agreement


     Asset Purchase Agreement, dated as of December 1, 1999 ("Agreement"), among
                                                              ---------
Eagle Point Software Corporation, a Delaware corporation ("Buyer"), Surveyors
                                                           -----
Module International, LLC, a Tennessee limited liability company ("Seller"), R.
                                                                   ------
Stanley Trent ("Trent"), R. Stanley Trent, as sole Trustee of James, a Trust,
                -----
created by a Contract and Indenture of Trust dated July 6, 1995, (the "James
                                                                       -----
Trust") and Charles A. Peterson, as sole Trustee of Farrow, a Trust, created by
-----
a Contract and Indenture of Trust dated July 6, 1995, (the "Farrow Trust", the
                                                            ------------
Trustees of the James Trust and the Farrow Trust from time to time acting are hereafter referred to, collectively, as the "Members").
                                             -------

     Whereas, Seller is, engaged in the business of developing, marketing and selling software for the handheld data collection surveying market and developing, marketing and selling related instruments and hardware for the surveying market (the "Business");
                       --------

     Whereas, Trent is the Chief Executive Officer of Seller and the Trustee of the James Trust;

     Whereas, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, on a going concern basis, the Business, all on the terms and subject to the conditions set forth herein.

     Now, therefore, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Seller and Buyer as follows:


                                   Article I
                                  Definitions
                                  -----------

     1.1.  Definitions. In this Agreement, the following terms
           -----------
have the meanings specified or referred to in this Section 1.1 and shall be
                                                   -----------
equally applicable to both the singular and plural forms.

     "Affiliate" means, with respect to any Person, any other Person which
      ---------
directly or indirectly controls, is controlled by or is under common control with such Person.

     "Business" has the meaning set forth in the first "Whereas" clause of this
      --------
Agreement;

     "Buyer Group Member" means Buyer and its Affiliates and their respective
      ------------------
successors and assigns.

     "Closing" means the closing of the transfer of the Purchased Assets from
      -------
Seller to Buyer.

     "Closing Date" means the date on which the Closing shall occur.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Copyrights" means United States and foreign copyrights, copyrightable
      ----------
works and maskworks, whether registered or unregistered, and pending applications to register the same.

     "Court Order" means any judgment, order, award or decree of any foreign,
      -----------
federal, state, local or other court or tribunal and any award in any arbitration proceeding.

     "Earn-Out Amounts" means the First Annual Earn-Out Amount and the Second
      ----------------
Annual Earn-Out Amount.

     "Encumbrance" means any lien, claim, charge, security interest, mortgage,
      -----------
pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind.

     "Environmental Law" means all Requirements of Laws derived from or relating
      -----------------
to all federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to CERCLA, OSHA and RCRA and any state equivalent thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" means any entity required to be aggregated with Seller
      ---------------
pursuant to Section 414(b), (c), (m) or (o) of the Code.

     "Expenses" means any and all expenses incurred in connection with
      --------
investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

     "First Annual Earn-Out Amount" means 70% of any Modified Gross Profit in
      ----------------------------
excess of $1,650,000, up to $2,500,000, plus 85% of any Modified Gross Profit in excess of $2,500,000, recognized during the one-year period commencing on December 1, 1999, it being understood that the First Annual Earn-Out Amount shall be zero if the Modified Gross Profit during such period does not exceed $1,650,000.

     "GAAP" means United States generally accepted accounting principles.
      ----

     "Governmental Body" means any foreign, federal, state, local or other
      -----------------
governmental authority or regulatory body, including any educational or school district authority.

     "Intellectual Property" means Copyrights, Patent Rights, Trademarks and
      ---------------------
Trade Secrets.

     "Intellectual Property Rights" means all agreements, contracts, licenses,
      ----------------------------
sublicenses, assignments and indemnities that relate or pertain to any Intellectual Property.

     "Inventory" shall include all inventories of Seller, held for resale, sale
      ---------
or manufacture, wherever located (other than Excluded Assets) including, without limitation, all raw materials, work in process, finished goods and inventories of any nature in transit, on consignment or in possession of any vendor, and all documentation necessary to show ownership in the same.

     "Losses" means any and all losses, costs, obligations, liabilities,
      ------
settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

     "Modified Gross Profit" means, with respect to any period, the Net Revenues
      ---------------------
of the SMI Business Unit that are recognized by Buyer during such period minus the cost of goods sold during such period represented by payment to vendors for materials or items that are resold. For purposes of calculating Modified Gross Profit, cost of goods sold shall include, without limitation, cables, calculators, cards, media, third party royalties (except as set forth below), total stations, GPS units, hard cases, out of pocket expenses associated with training and similar items, but shall not include, royalties paid to employees, sales commissions, capitalized software amortization and labor to assemble incurred by the Business.

     "Net Inventory Value" shall have the meaning set forth in Section 3.3(a).
      -------------------                                      --------------

     "Net Revenues of the SMI Business Unit" means, with respect to any period,
      -------------------------------------
gross revenues recognized in accordance with GAAP during such period minus adjustments for sales returns, bad debts and currency adjustments for (i) sales of all software products that are under the SMI brand as of December 1, 1999 and sales of all software products developed by the SMI Division of Buyer after December 1, 1999, in each case, regardless of which Division of the Buyer sells such software products and (ii) any other revenues generated directly by the SMI Division of Buyer after December 1, 1999, which would include, without limitation, training, support, hardware, instruments, and authorized sales of Buyer's software products developed by other Divisions of Buyer if sold by personnel in the SMI Division.

     "Patent Rights" means United States and foreign patents, patent
      -------------
applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patentable) or improvements thereto.

     "Person" means any individual, corporation, partnership, joint venture,
      ------
limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

     "Purchased Software" means the Software sold by Seller and acquired by
      ------------------
Buyer pursuant to this Agreement, as listed in Schedule 5.13(B), including but
                                               ----------------
not limited to executable code (executable applications), object code (machine readable), source code (human readable) and any associated procedural code.

     "Requirements of Laws" means any foreign, federal, state and local laws,
      --------------------
statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any

Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

     "Second Annual Earn-Out Amount" means 70% of any Modified Gross Profit in
      -----------------------------
excess of $1,650,000, up to $2,500,000, plus 85% of any Modified Gross Profit in excess of $2,500,000, recognized during the one-year period commencing on December 1, 2000, it being understood that the Second Annual Earn-Out Amount shall be zero if the Modified Gross Profit during such period does not exceed $1,650,000.

     "Seller Group Member" means Seller and its Affiliates and their respective
      -------------------
successors and assigns.

     "Software" means computer software programs and software systems,
      --------
including, without limitation, all databases, compilations, tool sets, compilers, decompilers, higher level or "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form.

     "Tax" means any federal, state, local or foreign net income, alternative or
      ---
add-on minimum, gross income, gross receipts, property, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, or any other tax custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body.

     "Tax Return" means any return, report or similar statement required to be
      ----------
filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

     "Trademarks" means United States, state and foreign trademarks, service
      ----------
marks, logos, trade dress and trade names, whether registered or unregistered, domain names, and pending applications to register the foregoing.

     "Trade Secrets" means confidential ideas, trade secrets, know-how,
      -------------
concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, and other proprietary information.

     "Valuation Date" means October 31, 1999.
      --------------

     "Valuation Date Balance Sheet" means the unaudited balance sheet of the
      ----------------------------
Business as of the Valuation Date included in Schedule 5.4.
                                              ------------

                                  Article II
                              Purchase and Sale
                              -----------------

     2.1.  Purchased Assets.  Upon the terms and subject to the conditions of
           ----------------
this Agreement, on the Closing Date Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Seller, on a going concern basis, free and clear of all Encumbrances, the Business and all of the assets and properties of Seller (other than the Excluded Assets) of every kind and description, wherever located, tangible or intangible, used in connection with the Business as the same shall exist on the Closing Date (herein collectively called the "Purchased Assets"), including, without limitation, all right, title
            ----------------
and interest of Seller in, to and under:

     (a) all of the assets reflected on the Valuation Date Balance Sheet, except those disposed of or converted into cash after the Valuation Date in the ordinary course of business;

     (b) any Software owned by Seller, without regard to whether such Software is presently being utilized in the Business, including, without limitation, the Software listed in Schedule 5.13(B);
                   ----------------

     (c) all raw materials, supplies, works-in-process and other materials included in the Inventory;

     (d) electronic and master copies of any product documentation, tutorials, training videos and similar items;

     (e) all Copyrights, Patent Rights and Trademarks (and all goodwill associated therewith), including, without limitation, (i) the "Surveyors Module International" and "SMI" names, (ii) the smi.com domain name, (iii) the contents of the www.smi.com web site, (iv) exclusive rights to Seller's hard case design and to its cable schematics, technology and production process and (iv) the agreements, contracts, licenses, sublicenses, assignments and indemnities, listed in Schedule 5.13(A);
          ----------------

     (f) Trade Secrets and other proprietary or confidential information, including, without limitation, Seller's client, prospect, support, registration and accounting database and all associated notes and records and all electronic and hard copy files related to Seller's clients;

     (g) all marketing and sales materials, including, without limitation, brochures and design files;

     (h) all machinery, equipment, furniture and other personal property, including, without limitation, computer equipment, servers, printers, plotters, scanners and other peripherals, facsimile machines, telephones, telephone systems, filing cabinets, audio and video multimedia equipment and the items listed or referred to in Schedule 5.11;
                         -------------

     (i) prepaid Terramodel\Plus 3 royalties and the Terramodel\Plus 3 contract;

     (j) email addresses, telephone numbers and facsimile numbers, to the extent permitted by the telephone company;

     (k)  the Governmental Permits listed in Schedule 5.9;
                                             ------------

     (l)  the personal property leases listed in Schedule 5.12;
                                                 -------------

     (m)  all Seller Agreements (as hereinafter defined);

     (n) all of Seller's rights, claims or causes of action against third parties relating to the assets, properties or operations of the Business arising out of transactions occurring prior to the Closing Date;

     (o) all results of research and all products and materials in development, whether published or unpublished; and

     (p) all books and records (including all data and other information stored on discs, tapes or other media) of Seller.

     2.2. Excluded Assets. Notwithstanding the provisions of Section 2.1, the
          ---------------                                    -----------
Purchased Assets shall not include any assets or properties of Seller not related to the Business, including, but not limited to, the following (herein referred to as the "Excluded Assets"):
                    ---------------

     (a) all cash, bank deposits, cash equivalents, trust receivables, note receivables and accounts receivable;

     (b)  all contracts of insurance;

     (c) all corporate minute books and stock transfer books and the corporate seal, if any, of Seller;

     (d) Seller's employee benefit agreements, plans or arrangements maintained by Seller on behalf of persons employed by Seller;

     (e)  all refunds of any Tax for which Seller is liable pursuant to Section
                                                                        -------
7.2;
---

     (f) all interests of Seller in real property and agreements of Seller relating to indebtedness for money borrowed;

     (g) the investment interests identified by the following general ledger account numbers of Seller: 18200, 18300, 18700 and 19500; and

     (h)  any rights of Seller created under this Agreement.

     2.3. Liabilities.  Except for liabilities relating to the Seller Agreements
          -----------
arising after the Closing Date (which Buyer hereby undertakes to assume and discharge), Buyer shall not assume or be obligated to pay, perform or otherwise discharge any liability or obligation of Seller whatsoever, whether direct or indirect, known or unknown, absolute or contingent (all such liabilities and obligations being called the "Excluded Liabilities") including,
                                              --------------------
without limitation (i) any liabilities related to Excluded Assets, and (ii) liabilities relating to employees of Seller, including, without limitation, any obligations to employees of Seller for commissions, bonuses, vacation or sick leave relating to the operation of the Business prior to the Closing. Seller hereby covenants to Buyer to pay, satisfy or otherwise discharge any and all Excluded Liabilities.

                                 Article III
                               Purchase Price
                               --------------

     3.1. Purchase Price; Calculation of Estimated Purchase Price. The purchase
          -------------------------------------------------------
price for the Purchased Assets shall be equal to Two Million Dollars, subject to adjustment as set forth in Section 3.3(a), plus the Earn-out Amounts, if any,
                           --------------
computed and paid in accordance with Section 3.2 (the "Purchase Price"). The
                                     -----------       --------------
Purchase Price shall be allocated among the Purchased Assets, the liabilities assumed by Buyer, and the covenants contained in Section 7.1, in the manner as
                                                 -----------
Buyer shall determine. Buyer shall notify Seller, in writing, of its allocation of the Purchase Price not later than the close of business on January 14, 2000.

     3.2. Earn-Out Amounts.  (a)  Buyer shall prepare and deliver to Seller, on
          ----------------
or before the close of business on March 30, 2000, (i) a certificate executed by Buyer setting forth Buyer's calculation of the Modified Gross Profit for the period from December 1, 1999 through February 29, 2000 and (ii) a copy of the worksheet attached as Exhibit A hereto (the "Exhibit A Worksheet"), with lines 1
                                             -------------------
through 9 completed. Buyer shall pay Seller the amount set forth on line 9 of the Exhibit A Worksheet, if any, on or before the close of business on March 30, 2000.

     (b) Buyer shall prepare and deliver to Seller, on or before the close of business on June 30, 2000, (i) a certificate executed by Buyer setting forth Buyer's calculation of the Modified Gross Profit for the period from December 1, 1999 through May 31, 2000 and (ii) a copy of the Exhibit A Worksheet, with lines 1 through 20 completed. Buyer shall pay Seller the amount set forth on line 20 of the Exhibit A Worksheet, if any, on or before the close of business on June 30, 2000.

     (c) Buyer shall prepare and deliver to Seller, on or before the close of business on October 2, 2000, (i) a certificate executed by Buyer setting forth Buyer's calculation of the Modified Gross Profit for the period from December 1, 1999 through August 31, 2000 and (ii) a copy of the Exhibit A Worksheet, with lines 1 through 31 completed. Buyer shall pay Seller the amount set forth on line 31 of the Exhibit A Worksheet, if any, on or before the close of business on October 2, 2000.

     (d) Buyer shall prepare and deliver to Seller, on or before the close of business on December 29, 2000, (i) a certificate executed by Buyer setting forth Buyer's calculation of the Modified Gross Profit for the period from December 1, 1999 through November 30, 2000 and (ii) a copy of the Exhibit A Worksheet, completed in its entirety. If the amount set forth on Line 40 of the Exhibit A Worksheet shall be positive, Buyer shall pay Seller such amount, on or before the close of business on December 29, 2000. If the amount set forth on Line 40 of the

Exhibit A Worksheet shall be negative, Seller shall pay Buyer an amount calculated by multiplying -1 and the amount set forth on Line 40 of the Exhibit A Worksheet, on or before the close of business on December 29, 2000.

     (e) Buyer shall prepare and deliver to Seller, on or before the close of business on March 30, 2001, (i) a certificate executed by Buyer setting forth Buyer's calculation of the Modified Gross Profit for the period from December 1, 2000 through February 29, 2001 and (ii) a copy of the worksheet attached as Exhibit B hereto (the "Exhibit B Worksheet"), with lines 1 through 9 completed.
                       -------------------
Buyer shall pay Seller the amount set forth on line 9 of the Exhibit B Worksheet, if any, on or before the close of business on March 30, 2001.

     (f) Buyer shall prepare and deliver to Seller, on or before the close of business on July 2, 2001, (i) a certificate executed by Buyer setting forth Buyer's calculation of the Modified Gross Profit for the period from December 1, 2000 through May 31, 2001 and (ii) a copy of the Exhibit B Worksheet, with lines 1 through 20 completed. Buyer shall pay Seller the amount set forth on line 20 of the Exhibit B Worksheet, if any, on or before the close of business on July 2, 2001.

     (g) Buyer shall prepare and deliver to Seller, on or before the close of business on October 1, 2001, (i) a certificate executed by Buyer setting forth Buyer's calculation of the Modified Gross Profit for the period from December 1, 2000 through August 31, 2001 and (ii) a copy of the Exhibit B Worksheet, with lines 1 through 31 completed. Buyer shall pay Seller the amount set forth on line 31 of the Exhibit B Worksheet, if any, on or before the close of business on October 1, 2001.

     (h) Buyer shall prepare and deliver to Seller, on or before the close of business on December 28, 2001, (i) a certificate executed by Buyer setting forth Buyer's calculation of the Modified Gross Profit for the period from December 1, 2000 through November 30, 2001 and (ii) a copy of the Exhibit B Worksheet, completed in its entirety. If the amount set forth on Line 40 of the Exhibit B Worksheet shall be positive, Buyer shall pay Seller such amount, on or before the close of business on December 28, 2001. If the amount set forth on Line 40 of the Exhibit B Worksheet shall be negative, Seller shall pay Buyer an amount calculated by multiplying -1 and the amount set forth on Line 40 of the Exhibit B Worksheet, on or before the close of business on December 29, 2000.

     (i)  Buyer and Seller hereby agree that this Section 3.2 and the provisions
                                                  -----------
of this Agreement in respect of the Earn-Out Amounts shall not limit in any respect the manner in which Buyer chooses to conduct (or not conduct) the Business.

     (j)  If Buyer enters into a license as contemplated by Section 7.7 then
                                                            -----------
except as set forth in this Section 3.2(j), Buyer and Seller shall not be
                            --------------
obligated to make further payments under any subparagraph of Section 3.2.  If
                                                             -----------
the effective date of such license shall be prior to December 1, 2000 then the parties shall, not later than the effective date of such license, make the payments that would have been paid pursuant to Section 3.2(d), if the Modified
                                               --------------
Gross Profit for the period from December 1, 1999 through November 30, 2000 had been equal to the Modified Gross Profit for the period from December 1, 1999 through the effective date of such license. If the effective date of such license shall be on or after December 1, 2000 and prior to December 1, 2001, then, without limiting the parties' obligations under Section 3.2(d),
                                                               --------------
the parties shall, not later than the effective date of such license, make the payments that would have been paid pursuant to Section 3.2(h), if the Modified
                                               --------------
Gross Profit for the period from December 1, 2000 through November 30, 2001 had been equal to the Modified Gross Profit for the period from December 1, 2000 through the effective date of such license.

     (k) Buyer agrees that if, prior to December 1, 2001, it shall sell all of its rights to, or license, on an exclusive basis, software representing 70% or more of the revenues derived by Buyer from the software identified on Schedule
                                                                      --------
3.2(k) for the period from the Closing Date through the date of such sale or
------
license (such sale or license, a "Qualified Disposition"), then, subject to the
                                  ---------------------
following sentences in this Section 3.2(k), Buyer shall be obligated to satisfy
                            --------------
its obligations to Seller in respect of the Earn-Out Amounts as if such Qualified Disposition had not occurred and the Modified Gross Profit with respect to that portion of the Business conducted by the purchaser or licensee of such software had been recognized by Buyer. If there shall be a Qualified Disposition prior to December 1, 2000, then Buyer may elect to satisfy its obligations to Seller in respect of the Earn-Out Amounts by making a lump-sum cash payment to Seller (i) of the First Annual Earn-Out Amount by assuming that Modified Gross Profit for the period between the date of such Qualified Disposition and November 30, 2000 would be recognized at the same rate that it had been for the period from December 1, 1999 through the date of such Qualified Disposition and (ii) of the Second Annual Earn-Out Amount by assuming that the Second Annual Earn-Out Amount would equal the First Annual Earn-Out Amount as so calculated. If there shall be a Qualified Disposition after November 30, 2000 and prior to December 1, 2001, then, without limiting the parties' obligations under Section 3.2(d), Buyer may elect to satisfy its obligations to Seller in
      --------------
respect of the Second Annual Earn-Out Amount by making a lump-sum cash payment to Seller of the Second Annual Earn-Out Amount by assuming that Modified Gross Profit for the period between the date of such Qualified Disposition and November 30, 2001 would be recognized at the same rate that it had been for the period from December 1, 2000 through the date of such Qualified Disposition. If Buyer elects to comply with either of the two immediately preceding sentences, it shall be given full credit for the "future value" of payments previously made as set forth on Lines 8, 19 and 30 of the Exhibit A Worksheet and the Exhibit B Worksheet, as the case may be and, if such credit results in Buyer having over-paid the First Annual Earn-Out Amount or the Second Annual Earn-Out Amount, then Buyer shall be entitled to a refund from Seller.

     (l)  Payments made pursuant to this Section 3.2 shall be made by check made
                                         -----------
payable to the party to receive payment.

     3.3.  Inventory.  (a) Buyer has performed a physical inventory of the
           ---------
Inventories as of the close of business on November 30, 1999. The value of each inventory unit included in this physical count shall be determined in accordance with GAAP based upon a weighted average FIFO cost flow assumption. Such valuation, plus paid in-transit Inventories, in each case, net of value attributable to excess and obsolete inventory, shall constitute the "Net Inventory Value."

     (b) The Purchase Price shall be (i) decreased by the amount that the Net Inventory Value is less than $268,000 or (ii) increased by the amount that the Net Inventory Value is greater than $268,000, as the case may be. No later than five business days after the date that the Net Inventory Value is determined,
(i) Seller shall pay Buyer the amount by which the Net Inventory Value is less than $268,000 or (ii) Buyer shall pay Seller the amount by which the Net Inventory Value exceeds $268,000, as the case may be. Payments made pursuant to this Section 3.3(b) shall be made by wire transfer of immediately available
     --------------
funds, without interest, to a United Sates account designated by the party to receive payment.

                                  ARTICLE IV
                                   Closing
                                   -------

     4.1.  Closing Date.  The Closing is being consummated simultaneously with
           ------------
the execution of this Agreement, at the offices of Sidley & Austin, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois. The time and date on which the Closing is being held are sometimes referred to herein as the "Closing
                                                                   -------
Date."
----

     4.2.  Closing Date Payments.  At Closing Buyer shall pay Seller $2,000,000
           ---------------------
by wire transfer of immediately available funds to a United States account that Seller shall have designated in writing prior to the Closing.

     4.3.  Buyer's Additional Deliveries.  At Closing Buyer shall also deliver
           -----------------------------
to Seller all of the following:

     (a) A certificate of the secretary or an assistant secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, as to (i) no amendments to the Certificate of Incorporation of Buyer since a specified date; (ii) the by-laws of Buyer; (iii) the resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Buyer executing this Agreement; and

     (b) A certificate of good standing of Buyer, issued as of a recent date by the Secretary of State of the State of Delaware.

     4.4.  Seller's Deliveries.  At Closing Seller shall deliver to Buyer all
           -------------------
the following:

     (a) A certificate of the secretary or an assistant secretary of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) no amendments to the Certificate of Incorporation of Seller since a specified date; (ii) the by-laws of Seller; (iii) the resolutions of the Board of Directors of Seller authorizing the execution and performance of this Agreement, and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Seller executing this Agreement;

     (b) A certificate of good standing of Seller, issued as of a recent date by the Secretary of State of the State of Tennessee;

     (c) An instrument of assignment, copyright assignment and trademark assignment, each duly executed by Seller in a form acceptable to Buyer;

     (d) All consents, waivers or approvals obtained by Seller with respect to the Purchased Assets which are required in connection with the consummation of the transactions contemplated by this Agreement; and

     (e) Such other bills of sale, assignments and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer.


                                   Article V
                   Representations and Warranties of Seller
                   ----------------------------------------

     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer and agrees as follows:

     5.1. Organization of Seller. Seller is a limited liability company duly
          ----------------------
organized, validly existing and in good standing under the laws of the State of Tennessee. Seller is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions in which the ownership or leasing of the Purchased Assets or the conduct of the Business requires such qualification. Seller has full power and authority to own or lease and to operate and use the Purchased Assets and to carry on the Business as now conducted.

     5.2. Subsidiaries and Investments. Seller does not, directly or indirectly,
          ----------------------------
(i) own, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture, limited liability company or other entity which is involved in or relates to the Business or (ii) control any corporation, partnership, joint venture, limited liability company or other entity.

     5.3. Authority of Seller Trent and the Members. Seller has full power and
          -----------------------------------------
authority to execute, deliver and perform this Agreement. Trent has full right, power, authority and capacity to execute, deliver and perform this Agreement. Each Member has full right, power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly authorized and approved by Seller's members and do not require any further authorization or consent of Seller or its members. This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding obligation of Seller enforceable in accordance with its terms. This Agreement has been duly executed and delivered by Trent and is the legal, valid and binding obligation of Trent enforceable in accordance with its terms. This Agreement has been duly executed and delivered by each Member and is the legal, valid and binding obligation of each Member enforceable in accordance with its terms. Neither the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof will:

     (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets, under (1) Seller's operating agreement, (2) the Contract and Indenture of Trust dated July 6, 1995 that created the James Trust, and any Minutes of the James Trust, (3) the Contract and Indenture of Trust dated July 6, 1995 that created the Farrow Trust, and any Minutes of the Farrow Trust, (4) any agreement of Seller, Trent or either Member, (5) any other material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Seller, Trent or either Member is a party or any of the Purchased Assets is subject or by which Seller, Trent or either Member is bound, (6) any Court Order to which Seller, Trent or either Member is a party or any of the Purchased Assets is subject or by which Seller, Trent or either Member is bound, or (7) any Requirements of Laws affecting Seller, Trent, either Member or the Purchased Assets; or

     (b) require the approval, consent, authorization or act of, or the making by Seller, Trent or either Member of any declaration, filing or registration with, any Person.

     5.4. Financial Statements. Schedule 5.4 contains the Valuation Date Balance
          --------------------  ------------
Sheet of the Business. Except as set forth therein, the Valuation Date Balance Sheet has been prepared in conformity with GAAP consistently applied and presents fairly the financial position of the Business as of its date.

     5.5. Operations Since Valuation Date. Except as set forth in Schedule
          -------------------------------                         --------
5.5(A), since the Valuation Date (a) there has been no material adverse change
------
in the Purchased Assets, Seller, the Business or the operations, liabilities, profits, prospects or condition (financial or otherwise) of Seller or the Business, and no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause such a change in the future, and (b) Seller has conducted the Business only in the ordinary course and in conformity with past practice.

     5.6. No Undisclosed Liabilities. Except as set forth in Schedule 5.6,
          --------------------------                         ------------
Seller is not subject, to any liability (including, without limitation, unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the Valuation Date Balance Sheet, other than liabilities of the same nature as those set forth in the Valuation Date Balance Sheet and the notes thereto and reasonably incurred in the ordinary course of the Business after the Valuation Date.

     5.7. Taxes. Seller has filed all Tax Returns which are required to be filed
          -----
and has paid all Taxes which have become due pursuant to such Tax Returns or pursuant to any assessment which has become payable. There is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes, the Purchased Assets, and, to Seller's knowledge, after due inquiry, no basis exists therefor. All monies required to be withheld by

Seller from employees for income Taxes and social security and other payroll Taxes have been collected or withheld, and either paid to the respective taxing authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of Seller.

     5.8.  Availability, Title and Condition of Assets. Except as set forth in
           -------------------------------------------
Schedule 5.8 and except for the Excluded Assets, the Purchased Assets constitute
------------
all the assets used by Seller and are in good and serviceable condition (subject to normal wear and tear) and are suitable for the uses for which intended. Seller has good and marketable title to all of the Purchased Assets, free and clear of any Encumbrances. Schedule 5.8 sets forth a description of all material
                           ------------
services provided by Seller or any Affiliate of Seller utilizing either assets not included in the Purchased Assets or persons not listed on Schedule 5.18(a).
                                                              ----------------

     5.9.  Governmental Permits. Seller owns, holds or possesses all material
           --------------------
licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body which are necessary to entitle it to own or lease, operate and use the Purchased Assets and to carry on and conduct the Business substantially as currently conducted (herein collectively called "Governmental Permits"). Schedule 5.9 sets forth a list and brief description of
 --------------------    ------------
each Governmental Permit. Except as set forth in Schedule 5.9, each of the
                                                 ------------
Governmental Permits is valid, subsisting and in full force and effect and may be assigned and transferred to Buyer in accordance with this Agreement and will continue in full force and effect thereafter, in each case without (x) the occurrence of any breach, default or forfeiture of rights thereunder, or (y) the consent, approval, or act of, or the making of any filing with, any Governmental Body.

     5.10. Real Property. Schedule 5.10 contains a brief description of (i) each
           -------------  -------------
parcel of real property owned by Seller and used in or relating to the Business (showing the record title holder, legal description, permanent index number, location, improvements, the uses being made thereof and any indebtedness secured by a mortgage or other Encumbrance thereon and (ii) each option held by Seller to acquire any real property. Schedule 5.10 sets forth a list and brief
                              -------------
description of each lease or similar agreement (showing the parties thereto, annual rental, expiration date, renewal and purchase options, if any, the improvements thereon, the uses being made thereof, and the location and the legal description of the real property covered by such lease or other agreement) under which Seller is lessee of, or holds or operates, any real property owned by any third Person. Except as set forth in such Schedule, Seller has the right to quiet enjoyment of all the leased real property described in such Schedule for the full term of each such lease or similar agreement (and any renewal option related thereto) relating thereto, and the leasehold or other interest of Seller in such real property is not subject or subordinate to any Encumbrance except for Permitted Encumbrances. Complete and correct copies of any title opinions, surveys and appraisals in Seller's possession or any policies of title insurance currently in force and in the possession of Seller with respect to each such parcel of owned or leased property have heretofore been delivered by Seller to Buyer.

     5.11. Personal Property. Schedule 5.11 contains a detailed list of all
           -----------------  -------------
machinery, equipment, vehicles, furniture and other personal property owned by Seller having an original cost of $1,000.00 or more.

     5.12. Personal Property Leases. Schedule 5.12 contains a brief description
           ------------------------  -------------
of each lease or other agreement or right, whether written or oral (including in each case the annual rental, the expiration date thereof and a brief description of the property covered), under which Seller is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person.

     5.13. Intellectual Property; Software. (a) Schedule 5.13(A) contains a list
           -------------------------------      ----------------
and description (showing in each case any product, device, process, service, business or publication covered thereby, the registered or other owner, expiration date and number, if any) of all Copyrights, Patent Rights and Trademarks (including all assumed or fictitious names under which Seller is conducting the Business or has within the previous five years conducted the Business) owned by, licensed to or otherwise material to Seller.

     (b)  Schedule 5.13(B) contains a list and description (showing in each case
          ----------------
any owner, licensor or licensee) of all Software owned by, licensed to or used by Seller, provided that Schedule 5.13(B) does not list Software licensed to
           --------      ----------------
Seller that is available in consumer retail stores and subject to "shrink-wrap" license agreements.

     (c)  Schedule 5.13(C) contains a list and description (showing in each case
          ----------------
the parties thereto and the material terms thereof) of all agreements, contracts, licenses, sublicenses, assignments and indemnities which relate to
(i) any Copyrights, Patent Rights or Trademarks listed in Schedule 5.13(A), (ii)
                                                          ----------------
any Trade Secrets owned by, licensed to or used by Seller or (iii) any Software listed in Schedule 5.13(B).
          ----------------

     (d)  Except as disclosed in Schedule 5.13(D), Seller either: (i) owns the
                                 ----------------
entire right, title and interest in and to the Intellectual Property and Software included in the Purchased Assets, free and clear of any Encumbrance; or
(ii) has the perpetual, royalty-free right to use the same.

     (e)  Except as disclosed in Schedule 5.13(E): (i) all registrations for
                                 ----------------
Copyrights, Patent Rights and Trademarks identified in Schedule 5.13(A) as being
                                                       ----------------
owned by Seller are valid and in force, and all applications to register any unregistered Copyrights, Patent Rights and Trademarks so identified are pending and in good standing, all without challenge of any kind; (ii) the Intellectual Property owned by Seller is valid and enforceable; and (iii) Seller has the sole and exclusive right to bring actions for infringement, misappropriation or unauthorized use of the Intellectual Property and Software owned by Seller and included in the Purchased Assets, and to the best knowledge of Seller, there is no basis for any such action. Correct and complete copies of: (x) registrations for all registered Copyrights, Patent Rights and Trademarks identified in
Schedule 5.13(A) as being owned by Seller; and (y) all pending applications to
----------------
register unregistered Copyrights, Patent Rights and Trademarks identified in
Schedule 5.13(A) as being owned by Seller (together with any subsequent
----------------
correspondence or filings relating to the foregoing) have heretofore been delivered by Seller to Buyer.

     (f)  Except as set forth in Schedule 5.13(F), no infringement,
                                 ----------------
misappropriation or other violation of any Intellectual Property Right of any other Person has occurred or results in any way from the conduct of business by seller, no claim of any infringement, misappropriation or other violation of any Intellectual Property Right of any other Person has been made or asserted against Seller relating to the Purchased Assets and Seller has not had notice of, or knowledge of any basis for, a claim against Seller that its operations, activities, products, software, equipment, machinery or processes infringe any Intellectual Property Right of any other Person.

     (g)  Except as disclosed in Schedule 5.13(G): (i) the Software included in
                                 ----------------
the Purchased Assets is not subject to any transfer, assignment, site, equipment, or other operational limitations; (ii) Seller has maintained and protected the Software included in the Purchased Assets that it owns (the "Owned
                                                                           -----
Software") (including, without limitation, all source code and system
--------
specifications) with appropriate proprietary notices (including, without limitation, the notice of copyright in accordance with the requirements of 17 U.S.C. (S) 401), confidentiality and non-disclosure agreements and such other measures as are necessary to protect the proprietary, trade secret or confidential information contained therein; (iii) the Owned Software has been registered or is eligible for protection and registration under applicable copyright law and has not been forfeited to the public domain; (iv) Seller has copies of all releases or separate versions of the Owned Software so that the same may be subject to registration in the United States Copyright Office; (v) Seller has complete and exclusive right, title and interest in and to the Owned Software subject only to licenses issued by Seller to users in the ordinary course of business; (vi) Seller has developed the Owned Software through its own efforts and for its own account without the aid or use of any consultants, agents, independent contractors or Persons (other than Persons that are employees of Seller); (vii) the Owned Software does not infringe, misappropriate or violate any Intellectual Property Right of any other Person; (viii) any Owned Software includes the source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary, explanation, program (including compilers), workbenches, tools, and higher level (or "proprietary") language used for the development, maintenance, implementation and use thereof, so that a trained computer programmer could develop, maintain, support, compile and use all releases or separate versions of the same that are currently subject to maintenance obligations by Seller; (ix) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Owned Software by any other Person;
(x) the Owned Software complies with all applicable Requirements of Laws relating to the export or reexport of the same; (xi) to Seller's knowledge, the Owned Software may be exported or reexported to all countries without the necessity of any license, other than to those countries specified as prohibited destinations pursuant to applicable regulations of the U.S. Department of Commerce and/or the United States State Department and (xii) the Owned Software is Year 2000 Compliant (as defined in Section 5.19).
                                      ------------

     (h)  Except as disclosed in Schedule 5.13(H), all employees, agents,
                                 ----------------
consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of Seller or any predecessor in interest thereto either: (i) is a party to a "work-for-hire" agreement under which Seller is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of Seller (or such predecessor in interest, as applicable) of all right, title and interest in such material.

     5.14. Accounts Receivable; Inventories. (a) All accounts receivable of the
           --------------------------------
Business have arisen from bona fide transactions by Seller in the ordinary course of the Business.

     (b) The inventories of the Business (i) are in good, merchantable and useable condition, (ii) are reflected in the Valuation Date Balance Sheet at the lower of cost or market in accordance with GAAP and (iii) are, in the case of finished goods, of a quality and quantity saleable in the ordinary course of business and, in the case of all other inventories are of a quality and quantity useable in the ordinary course of business. The inventory obsolescence policies of Seller are appropriate for the nature of the products sold and the marketing methods used by Seller and the reserve for inventory obsolescence contained in the Valuation Date Balance Sheet fairly reflects the amount of obsolete Inventory as of the Valuation Date.

     5.15. Contracts. Schedule 5.15 sets forth a list of all contracts,
           ---------  -------------
agreements, commitments, understandings or instruments material to the Business (and, together with all of the contracts, agreements, commitments, understandings and instruments set forth in Schedules 5.12 and 5.13(C), are
                                            --------------     -------
referred to herein as the "Seller Agreements"). Each Seller Agreement
                           -----------------
constitutes a valid and binding obligation of the parties thereto and is in full force and effect and may be transferred to Buyer pursuant to this Agreement and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Seller has fulfilled and performed its obligations under each of the Seller Agreements, and Seller is not in, or alleged to be in, breach or default under, nor is there or is there alleged to be any basis for termination of, any of the Seller Agreements and no other party to any of the Seller Agreements has breached or defaulted thereunder.

     5.16. No Violation, Litigation or Regulatory Action. Except as set forth in
           ---------------------------------------------
Schedule 5.16, (a) Seller has complied in all material respects with all
-------------
Requirements of Laws and Court Orders which are applicable to it, the Purchased Assets or the Business; (b) there are no lawsuits, claims, suits, proceedings or investigations pending or, to the knowledge of Seller, threatened against or affecting Seller, the Business or the Purchased Assets; and (c) there is no action, suit or proceeding pending or, to the knowledge of Seller, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

     5.17. Environmental Matters. Except as set forth in Schedule 5.17, the
           ---------------------                         -------------
business operations of comply, and at all times in the past have complied, in all material respects with all applicable Environmental Laws.

     5.18. Employee and Employee Benefit Matters. (a) Employees. Schedule
           -------------------------------------      ---------  --------
5.18(a) contains (i) a list of all individuals employed by Seller as of the
-------
Closing Date (the "Affected Employees"); (ii) the current rate of compensation
                   ------------------
of and the amount of accrued vacation pay, bonuses, sick pay or other compensation with respect to each of the Affected Employees.

     (b)  Seller Plans.  Except as disclosed on Schedule 5.18(b):  (A) Seller
          ------------                          ----------------
and each of its ERISA Affiliates does not maintain, and has not maintained within the immediately preceding six years, an "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), and (B) Seller and each of its ERISA Affiliates is not required, and has not been required within the immediately preceding six years, to contribute to any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA).

     (c)  Compliance With Law; Controlled Group Liabilities.  Each employee
          -------------------------------------------------
benefit plan maintained by Seller which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS that such plan is so qualified under the Code as amended to the date hereof; and to the knowledge of Seller no circumstance exists which might cause such plan to cease being so qualified. Each "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) covering any Affected Employee ("Plan") complies, and
                                                           ----
has been administered to comply, in all material respects with all requirements of law and regulations applicable thereto, and there has been no notice issued by any governmental authority questioning or challenging such compliance. There are no actions, suits or claims (other than routine claims for benefits) pending or, to Seller's knowledge, threatened involving such Plans or the assets of such Plans. Neither Seller or its ERISA Affiliates has any liability that could become a liability of Buyer, whether direct, indirect, contingent or otherwise,
(i) on account of any violation of the health care requirements of Part 6 of Title I of ERISA or Section 4980B of the Code, (ii) under Section 502(i) or
Section 502(l) of ERISA or Section 4975 of the Code, (iii) under Section 302 of ERISA or Section 412 of the Code or (iv) under Title IV of ERISA.

     (d)  Labor Practices; Collective Bargaining.  Seller has complied in
          --------------------------------------
respect of the Business with all Requirements of Law which relate to prices, wages, hours, discrimination in employment and collective bargaining and to the operation of the Business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Seller believes that its relations with the employees of the Business are satisfactory. Seller is not a party to, and the Business is not affected by or threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of the Division. Neither Seller nor the Business is materially affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customer of the Business. Schedule 5.18(d) sets forth a description
                                       ----------------
of any union organizing or election activities involving any non-union employees of the Business which have occurred since January 1, 1996 or, to the knowledge of Seller, are threatened as of the date hereof. Schedule 5.18(d) sets forth a
                                                  ----------------
list of each employee grievance pending or, to the knowledge of Seller, threatened, against Seller in respect of the Business.

     5.19. Year 2000 Compliance.  (a) All of (i) Seller's internal systems,
           --------------------
including, without limitation, computer hardware systems, software applications and embedded systems, and (ii) the software, hardware, firmware and other technology which constitute part of the products and services manufactured, marketed or sold by Seller or licensed by Seller to third parties are Year 2000 Compliant. Seller is not aware of any failure to be Year 2000 Compliant of any third-party system that is material to the business or operations of Seller, including without limitation any system belonging to any of Seller's suppliers, service providers or customers.

     (b) For purposes of this Agreement, "Year 2000 Compliant" means that the applicable system or item:

          (i) will accurately receive, record, store, provide, recognize and process all date and time data from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years;

(ii) will accurately perform all date-dependent calculations and operations (including, without limitation, mathematical operations, sorting, comparing and reporting) from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years; and

(iii) will not malfunction, cease to function or provide invalid or incorrect results as a result of (x) the change of years from 1999 to 2000, (y) date data, including date data which represents or references different centuries, different dates during 1999 and 2000, or more than one century or (z) the occurrence of any particular date;

in each case without human intervention, other than original data entry; provided, in each case, that all applications, hardware and other systems used in conjunction with such system or item which are not owned or licensed by Seller correctly exchange date data with or provide data to such system or item.

     5.20. No Finder. Neither Seller nor any Person acting on its behalf has
           ---------
paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement, other than to Anderson Weiss Group, whose fees and expenses, to the extent payable, shall be paid by Seller.

     5.21. Disclosure. None of the representations or warranties of Seller
           ----------
contained herein, none of the information contained in the Schedules referred to in Article V, and none of the other information or documents furnished to Buyer
   ---------
by Seller pursuant to the terms of this Agreement or otherwise, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect. There is no fact which adversely affects or in the future is likely to adversely affect the Purchased Assets or the Business in any material respect which has not been set forth or referred to in this Agreement or the Schedules hereto.

                                  Article VI
                   Representations and Warranties of Buyer
                   ---------------------------------------

     As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller and agrees as follows:

     6.1. Organization of Buyer. Buyer is a corporation duly organized, validly
          ---------------------
existing and in good standing under the laws of the State of Delaware.

     6.2.  Authority of Buyer.  Buyer has full power and authority to execute,
           ------------------
deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Buyer have been duly authorized and approved by Buyer's board of directors and do not require any further authorization or consent of Buyer or its stockholders. This Agreement has been duly authorized, executed and delivered by Buyer and each is the legal, valid and binding agreement of Buyer enforceable in accordance with its terms.

     Neither the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof will:

     (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under
(1) the Certificate of Incorporation or By-laws of Buyer, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Buyer is a party or any of its properties is subject or by which Buyer is bound, (3) any Court Order to which Buyer is a party or by which it is bound or (4) any Requirements of Laws affecting Buyer; or

     (b) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any Person.

     6.3. No Finder.  Neither Buyer nor any Person acting on its behalf has paid
          ---------
or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.


                                  Article VII
                             Additional Agreements
                             ---------------------

     7.1.  Covenant Not to Compete. In furtherance of the sale of the Purchased
           -----------------------
  Assets and the Business to Buyer hereunder and to more effectively protect the value and goodwill of the Purchased Assets and the Business so sold, Seller, Trent and each Member covenants and agrees that, for a period ending on the fifth anniversary of the Closing Date, none of Seller, Trent or either Member will directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) own, manage, operate, control, participate in, perform services for, or otherwise carry on, a business similar to or competitive with the Business anywhere in the United States (it being understood by the parties hereto that the Business is not limited to any particular region of the United States and that such business may be engaged in effectively from any location in the United States). In addition, Seller, Trent and each Member covenants and agrees that it will not divulge or make use of any trade secrets or other confidential information of the Business other than to disclose such secrets and information to Buyer or its Affiliates. If Buyer enters into a license as contemplated by Section 7.7, then nothing in this Section 7.1 shall
                           -----------                       -----------
prohibit the licensee from engaging in any activity that is within the scope of such license. In the event Seller, Trent or either Member violate any of their obligations under this Section 7.1, Buyer may proceed against Seller, Trent or
                       -----------
either Member, as the case may be, in law or in equity. Seller, Trent and each Member acknowledges that a violation of this Section 7.1 may cause
                                             -----------

Buyer irreparable harm which may not be adequately compensated for by money damages. Seller, Trent and the Members therefore agree that in the event of any actual or threatened violation of this Section 7.1, Buyer shall be entitled, in
                                       -----------
addition to other remedies that it may have, to a temporary restraining order and to preliminary and final injunctive relief against Seller, Trent or either Member, as the case may be, to prevent any violations of this Section 7.1,
                                                              -----------
without the necessity of posting a bond. Trent acknowledges that the provisions of this Section 7.1 are not intended to limit, in any respect, the provisions
        -----------
contained in Section 6 of the Employment Agreement that he and Buyer are
             ---------
entering into of even date herewith. The prevailing party in any action commenced under this Section 7.1 shall also be entitled to receive
                     -----------
reasonable attorneys' fees and court costs. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 7.1, any term, restriction, covenant or
                          -----------
promise in this Section 7.1 is found to be unreasonable and for that reason
                -----------
unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

     7.2.  Taxes.   (a) Seller shall be liable for and shall pay all
           -----
Taxes (whether assessed or unassessed) applicable to Seller, the Business or the Purchased Assets, in each case attributable to periods (or portions thereof) ending on or prior to the Closing Date. Buyer shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Business and the Purchased Assets, in each case attributable to periods (or portions thereof) beginning after the Closing Date. For purposes of this paragraph (a), any period beginning before and ending after the Closing Date shall be treated as two partial periods, one ending on the Closing Date and the other beginning after the Closing Date except that Taxes (such as property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

     (b)  Notwithstanding Section 7.2(a), any sales Tax, use Tax, real property
                          --------------
transfer or gains Tax, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Purchased Assets shall be paid by Seller.

     7.3.  Employees (a) Offers of Employment. Effective as of the Closing Date,
           ---------     --------------------
Seller shall terminate the employment of, and Buyer shall offer employment to, all individuals who immediately prior to the Closing Date are (i) employed by Seller, and (ii) listed on Schedule 5.18(a) (including all such employees
                           -------------
actually working for Seller and all such employees who would be working for Seller but are absent from employment due to a short-term illness or injury, military service or other authorized absence but not including any person listed on Schedule 5.18(a) who is on a long term disability leave of absence as of the
   -------------
Closing Date). Those employees of Seller who accept Buyer's offer of employment are referred to herein as "Transferred Employees"' provided, however, that the
                           ---------------------
term Transferred Employees shall not include any of such employees who are absent from employment and do not report to Buyer for full-time active work within twelve weeks after the Closing Date. Each such Transferred Employee shall be employed by Buyer for the same compensation and wage levels received by such Transferred Employee immediately prior to the Closing Date. Notwithstanding anything set forth below or herein to the contrary, (1) nothing in this Agreement shall create any obligation on the part of Buyer to continue the employment of any employee for any definite period following the Closing Date,
(2) nothing in this Agreement shall preclude Buyer from altering, amending, or terminating any of its employee benefit plans, or the participation of any of its employees in such plans, at any time; and (3) Seller shall retain all obligation and liability for all benefits (including, but not limited to, severance benefits and continuation coverage under Part 6 of Title I of ERISA) under its Plans, with respect to the Transferred Employees and their beneficiaries.

     (b)   Buyer's Plans. Effective as of the Closing Date, each Transferred
           -------------
Employee shall be eligible to participate in the pension, welfare and other benefit plans maintained by Buyer for its employees on the same basis and on the same conditions as other employees of Buyer, provided that such Transferred Employee satisfies the eligibility criteria for participation in such plans.

     (c)   Third-Party Rights. No provision of this Section 7.3 shall create
           ------------------                       -----------
any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of Seller, any of its Affiliates, Buyer or any of its Affiliates in respect of continued employment (or resumed employment) for any specified period of any nature or kind whatsoever, and no provision of this Section 7.3 shall create such third-party beneficiary rights in any such
     -----------
persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement maintained by Buyer or Seller.

     7.4.  Collection of Receivables. For a period of ninety days from and
           -------------------------
after the Closing Date (the "Collection Period"), Buyer shall use its
                             -----------------
commercially reasonable efforts to collect on behalf of Seller the accounts and notes receivable of the Business as the same may exist at the close of business on the Closing Date (the "Receivables") generally in accordance with the billing
                          -----------
and collection practices then applied by Buyer in the collection of its accounts and notes receivable, except that with respect to any particular Receivable, Buyer shall be under no obligation to commence or not to commence litigation to effect collection and may make any adjustment, concession or settlement which in the good faith judgment of Buyer is commercially reasonable. Buyer shall not be obligated to collect any Receivables after the expiration of the Collection Period. In connection with the collections by Buyer, if a payment is received from an account debtor who has not designated the invoice being paid thereby, such payment shall be applied to the earliest invoice outstanding with respect to indebtedness of such account debtor, except for those invoices which are subject to a dispute to the extent of such dispute.

     (b) Buyer shall, on or before the fifteenth business day following each calendar month during the Collection Period, (i) deliver to Seller a written report of the aggregate amount of cash collections of Receivables collected by it during such calendar month and a listing, by account, of the Receivables so collected and (ii) pay Seller, by check, an amount equal to 95% of such aggregate amount.

     (c) Seller shall, on or before the fifteenth business day following each calendar month during the Collection Period, (i) deliver to Buyer a written report of the aggregate amount of cash collections of Receivables collected by it during such calendar month and (ii) pay Buyer, by check, an amount equal to 5% of such aggregate amount.

     (d) If, after the expiration of the Collection Period, Buyer shall receive any remittance from any account debtors with respect to the Receivables, Buyer shall endorse such remittance to the order of Seller and forward it to Seller promptly upon receipt thereof.

     (e) Following the expiration of the Collection Period, none of Buyer's resources (including those as may be included among the Purchased Assets and former employees of Seller then employed by Buyer) may be utilized in connection with the collection of any Receivables without the consent of Buyer.

     7.5.  Change in Corporate Name. Seller agrees promptly after the Closing
           ------------------------
Date to change its corporate name to a name that does not include "SMI" or the phrase "Surveyors Module International" or any variation of either.

     7.6.  Right to Offset.  Buyer may offset against any amount payable by it
           ---------------
to after the Closing, including without limitation, the Earn-Out Amounts and amounts payable pursuant to Section 7.4, any amount that Seller is then
                            -----------
obligated to pay Buyer hereunder.

     7.7.  Abandonment of Business. Buyer agrees that if the Modified Gross
           -----------------------
Profit with respect to any of the three-month periods ending at the end of February, May, August or November, in 2000 or 2001, shall be less than $10,000, then it shall, if so requested in writing by Trent, license to Trent (or an affiliate of Trent) on a non-exclusive, personal, worldwide, perpetual and royalty-free basis, the Intellectual Property included in the Purchased Assets on the Closing Date, including the "SMI" and "Surveyors Module International" names and variations thereof for use solely in connection with the business of developing, marketing and selling software for the handheld data collection surveying market and developing, marketing and selling related instruments for the surveying market. Such license shall provide that (i) it may not be transferred or assigned without the consent of Buyer, (ii) the licensee shall not be permitted to sub-license its rights thereunder without the consent of Buyer and (iii) the license shall terminate upon any change of control of the licensee or a sale or transfer by the licensee of all or substantially all of its business or assets. In consideration of such license, the Buyer shall be entitled to receive from the licensee a one-time cash payment, to be made not later than the effective date of such license, equal to the Modified Gross Profit for the nine month period ending on the effective date of such license, or, if shorter, the period commencing with the Closing Date and ending on the effective date of such license. Such license shall be granted on an "AS IS" basis without warranty of any kind, with all warranties, express or implied, including, but not limited to, any implied warranties of merchantability, title or fitness for a particular purpose disclaimed. Buyer shall not be obligated to provide any representations, warranties or indemnification of any kind with respect to the licensed property and shall be entitled to full indemnification from the licensee in respect of its use of the licensed property. Subject to the foregoing, such license shall be in such form and contain such other terms and conditions as the parties thereto shall agree.

     7.8   Access to Records after Closing. For a period of three years after
           -------------------------------
the Closing Date, Seller and its representatives shall have reasonable access to all of the books and records of the Business transferred to Buyer hereunder to the extent that such access may reasonably be required by Seller in connection with matters relating to or affected by the operations of the Business prior to the Closing Date and to verify the calculations of Modified Gross Profit in conjunction with the calculation of the Earn-Out Amounts. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this
Section 7.8.
-----------


                                 Article VIII
                                Indemnification
                                ---------------

     8.1.  Indemnification by Seller, Trent and the Members. (a) Seller, Trent
           ------------------------------------------------
and each Member agrees, jointly and severally, to indemnify and hold harmless each Buyer Group Member from and against any and all Losses and Expense incurred by such Buyer Group Member in connection with or arising from: (i) any breach by Seller, Trent or either Member of any of their respective covenants in this Agreement; (ii) any failure of Seller, Trent or either Member to perform any of their respective obligations in this Agreement; (iii) any breach of any warranty or the inaccuracy of any representation of Seller contained or referred to in this Agreement or any certificate delivered by Seller hereunder; or (iv) the failure of Seller to discharge any Excluded Liability.

     (b)   The indemnification provided for in this Section 8.1 shall terminate
                                                    -----------
three years after the Closing Date, except that the indemnification by Seller, Trent and the Members shall continue as to:

           (i) the obligations and representations of Seller under any instrument of assignment, copyright assignment or trademark assignment, as to which no time limitation shall apply;

           (ii)   the representations and warranties set forth in Sections 5.1,
                                                                  ------------
     5.2, 5.3, 5.17 and 5.20, and the covenants of Seller set forth in Sections
     ---  ---  ----     ----                                           --------
     2.3, 7.2, 9.7 and 9.10 as to all of which no time limitation shall apply;
     ---  ---  ---     ----

           (iii)  the covenant set forth in Section 7.1, as to which the
                                            -----------
     indemnification provided for in this Section 8.1 shall terminate one year
                                          -----------
     after the expiration of the noncompetition period provided for therein; and

           (iv) any Loss or Expense of which any Buyer Group Member has notified Seller in accordance with the requirements of Section 8.3 on or
                                                            -----------
     prior to the date such indemnification would otherwise terminate in accordance with this Section 8.1, as to which the obligations of Seller,
                          -----------
     Trent and the Members shall continue until the liability of Seller, Trent or the Members shall have been determined pursuant to this Article VIII,
                                                                ------------
     and Seller, Trent or the Members shall have reimbursed all Buyer Group Members for the full amount of such Loss and Expense in accordance with the terms hereof.

     (c)   Limitation on Seller's, Trent's and the Members' Indemnification.
           ----------------------------------------------------------------
Notwithstanding any provision herein to the contrary, the indemnification obligation of Seller, Trent and the Members under Section 8.1 (i) with respect
                                                  -----------
to Seller's representations and warranties, other than those set forth in Sections 5.1, 5.2, 5.3, 5.17 and 5.20, shall not exceed an amount equal to the
------------  ---  ---  ----     ----
Purchase Price, and (ii) shall not accrue until and unless the aggregate liability of the Seller, Trent and the Members taken together pursuant to this
Section 8.1 exceeds the sum of $15,000 (the "Threshold Amount"), provided that
-----------                                  ----------------
in the event the Threshold Amount is met, Buyer shall be entitled to indemnification for all indemnifiable liabilities hereunder, including the first $15,000 thereof taken into account for purposes of meeting the Threshold Amount.

     8.2.  Indemnification by Buyer. (a) Buyer agrees to indemnify and hold
           ------------------------
harmless each Seller Group Member from and against any and all Loss and Expense incurred by such Seller Group Member in connection with or arising from: (i) any breach by Buyer of any of its covenants or agreements in this Agreement; (ii) any failure by Buyer to perform any of its obligations in this Agreement; or
(iii) any breach of any warranty or the inaccuracy of any representation of Buyer contained or referred to in this Agreement or in any certificate delivered by or on behalf of Buyer pursuant hereto.

     (b)   The indemnification provided for in this Section 8.2 shall terminate
                                                    -----------
three years after the Closing Date, except that the indemnification by Seller shall continue as to:

           (i) the obligations and representations of Seller under any instrument of assumption, as to which no time limitation shall apply;

           (ii)   the representations and warranties set forth in Article VI and
                                                                 ----------
     the covenants of Buyer set forth in Sections 2.3, 7.2, 7.4, 9.7 and 9.10,
                                         ------------  ---  ---  ---     ----
     as to all of which no time limitation shall apply; and

           (iii) any Loss or Expense of which any Seller Group Member has notified Buyer in accordance with the requirements of Section 8.3 on or
                                                           -----------
     prior to the date such indemnification would otherwise terminate in accordance with this Section 8.2, as to which the obligation of Buyer shall
                          -----------
     continue until the liability of Buyer shall have been determined pursuant to this Article VIII, and Buyer shall have reimbursed all Seller Group
             ------------
     Members for the full amount of such Loss and Expense in accordance with the terms hereof.

     (c)   Limitation on Buyer's Indemnification.  Notwithstanding any provision
           -------------------------------------
herein to the contrary, the indemnification obligation of Buyer under this
Section 8.2 shall not accrue until and unless the aggregate liability of the
-----------
Seller taken together pursuant to this Section 8.2 exceeds the Threshold Amount,
                                       -----------
provided that in the event the Threshold Amount is met, Seller shall be entitled to indemnification for all indemnifiable liabilities hereunder, including the first $15,000 thereof taken into account for purposes of meeting the Threshold Amount.

     8.3.  Notice of Claims. (a) Any Buyer Group Member or Seller Group Member
           ----------------
(the "Indemnified Party") seeking indemnification hereunder shall give to the
      -----------------
party obligated to
provide indemnification to such Indemnified Party (the "Indemnitor") a notice
                                                        ----------
(a "Claim Notice") describing in reasonable detail the facts giving rise to any
    ------------
claim for indemnification hereunder, and the amount (if then known) or method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim
                                                          --------
Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided further that failure to give such
                                 -------- -------
notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

     (b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this
Article VIII shall be determined: (i) by the written agreement between the
------------
Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree.

     8.4.  Third Person Claims.  The Indemnified Party shall have the right to
           -------------------
conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder. In any such case the Indemnitor shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith. The Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit.


                                  Article IX
                             General Provisions
                             ------------------

     9.1.  Survival of Obligations. All representations, warranties, covenants
           -----------------------
and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement and shall terminate on the third anniversary of the Closing Date; provided, however, that, except as otherwise
                                 --------  -------
provided in Article VIII, (i) the representations and warranties contained in
            ------------
Sections 5.1, 5.2, 5.3, 5.17, 5.20 and Article VI, shall survive without time
------------  ---  ---  ----  ----     ----------
limitation and (ii) the covenants and obligations of the parties contained in
Article VIII and in Sections 2.3, 7.1, 7.2, 7.3, 7.4, 9.7 and 9.10 shall survive
------------        ------------  ---  ---  ---  ---  ---     ----
without time limitation other than time limits therein expressed. Except as otherwise provided herein, no claim shall be made for the breach of any representation or warranty contained herein or under any certificate delivered with respect thereto under this Agreement after the date on which such representations and warranties terminate as set forth in this Section 9.1.
                                                              ------------

     9.2.  No Public Announcement. Seller, Trent and the Members shall not,
           ----------------------
without the approval of Buyer, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that Seller, Trent or the

Members shall be so obligated by law, in which case Buyer shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

     9.3.  Notices. All notices and other communications required or permitted
           -------
hereunder shall be in writing and shall be deemed given when (i) delivered personally or by overnight courier to the following address of the party hereto (or such other address for such party as shall be specified by notice given pursuant to this Section) or (ii) sent by facsimile to the following facsimile number of the party hereto (or such other facsimile number for such party as shall be specified by notice given pursuant to this Section), with the confirmatory copy delivered by overnight courier to the address of such party pursuant to this Section 9.3, as follows:
                 -----------

     If to Buyer, to:

          Eagle Point Software Corporation
          4131 Westmark Drive
          Dubuque, Iowa 52002
          Attention:  Dennis J. George
          Facsimile:  (319) 556-8424

          with a copy to:

          Sidley & Austin
          Bank One Plaza
          10 South Dearborn Street
          Chicago, Illinois 60603
          Attention:  Richard E. Robbins
          Facsimile:  (312) 853-7036

     If to Seller, Trent or either Member, to:

          R. Stanley Trent
          410 Payne Ridge Road
          Church Hill, Tennessee 37642
          Facsimile:  (423) 357-3299

          with a copy to:

          The Anderson Firm
          111 North Main Street
          Greenville, Tennessee 37743
          Attention:  Sam Troy
          Facsimile:  (423) 636-3131

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

     9.4.  Successors and Assigns. This Agreement may be assigned by any party,
           ----------------------
but no such assignment shall relieve such assigning party of any of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their successors and assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 9.4 any right, remedy or claim under or by reason of
                  -----------
this Agreement.

     9.5.  Entire Agreement; Amendments. This Agreement and the Schedules
           ----------------------------
referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein, and supersede all prior agreements, understandings or letters of intent between or among the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by each of the parties hereto.

     9.6.  Execution in Counterparts. This Agreement may be executed in one or
           -------------------------
more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement.

     9.7.  Further Assurances. From and after the Closing Date Seller shall (a)
           ------------------
deliver to Buyer such other bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to Buyer, as Buyer may reasonably request or as may be otherwise reasonably necessary to vest in Buyer all the right, title and interest of Seller in, to or under any or all of the Purchased Assets, and (b) take all steps as may be reasonably necessary to put Buyer in actual possession and control of all of the Purchased Assets.

     9.8.  Governing Law. This Agreement shall be governed by and construed in
           -------------
accordance with the internal laws (as opposed to the conflicts of law provisions that might result in the application of the substantive law of another jurisdiction) of the State of Illinois.

     9.9.  Submission to Jurisdiction. Seller and Buyer hereby irrevocably
           --------------------------
submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby or thereby to the jurisdiction of the United States District Court for the Northern District of Illinois and the jurisdiction of any court of the State of Illinois located in Cook County and waive any and all objections to jurisdiction that they may have under the laws of the State of Illinois or the United States.

     9.10. Expenses. Each party hereto will pay all of its own costs and
           --------
expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

     9.11. Partial Invalidity. Wherever possible, each provision hereof shall
           ------------------
be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed the day and year first above written.

                         EAGLE POINT SOFTWARE CORPORATION



                         By      /s/ DENNIS J. GEORGE
                            ------------------------------------
                            Name: Dennis J. George
                            Title:  Secretary



                         SURVEYORS MODULE INTERNATIONAL, LLC



                         By      /s/ R. STANLEY TRENT
                             ----------------------------------
                            Name: R. Stanley Trent
                            Title:   C.E.O.


                                 /s/ R. STANLEY TRENT
                         ----------------------------------------
                         R. Stanley Trent


                                 /s/ R. STANLEY TRENT
                         -----------------------------------------
                         R. Stanley Trent, as sole Trustee of
                         JAMES, A TRUST


                                 /s/ R. STANLEY TRENT
                         -----------------------------------------
                         R. Stanley Trent, as agent for
                         Charles A. Peterson, as sole Trustee of
                         FARROW, A TRUST

                                                                       Exhibit A

First Quarter Earn-Out Calculations

Line 1     Modified Gross Profit for the period from December 1,                     __________
           1999 through February 29, 2000

Line 2     Line 1 or $625,000, whichever is smaller                 __________

Line 3     Estimate of Modified Gross Profit yielding 70% Earn-Out                   __________
           Line 2 - $412,500 (enter 0 if negative)

Line 4     Estimate of Modified Gross Profit yielding 85% Earn-Out                   __________
           Line 1 - $625,000 (enter 0 if negative)

Line 5     Estimated 70% Earn-Out                 Line 3 x .70      __________

Line 6     Estimated 85% Earn-Out                 Line 4 x .85      __________

Line 7     Estimated Earn-Out                     Line 5 + Line 6                    __________

Line 8     Future value to be paid currently      Line 7 x .75                       __________

Line 9     Current payment (Present value of Line 8)                                 __________
           Line 8 x .9625

Second Quarter Earn-Out Calculations

Line 10    Modified Gross Profit for the period from December 1,                     __________
           1999 through May 31, 2000

Line 11    Line 10 or $1,250,000, whichever is smaller              __________

Line 12    Estimate of Modified Gross Profit yielding 70% Earn-Out                   __________
           Line 11 - $825,000 (enter 0 if negative)

Line 13    Estimate of Modified Gross Profit yielding 85% Earn-Out                   __________
           Line 10 - $1,250,000 (enter 0 if negative)

Line 14    Estimated 70% Earn-Out                 Line 12 x .70     __________

Line 15    Estimated 85% Earn-Out                 Line 13 x .85     __________

Line 16    Estimated Earn-Out                     Line 14 + Line 15                  __________

Line 17    Future value to be paid (total)        Line 16 x .75                      __________

Line 18    Future value previously paid           Line 8                             __________

Line 19    Future value to be paid currently                                         __________
           Line 17 - Line 18 (enter 0 if negative)

Line 20    Current payment (Present value of Line 19)                                __________
           Line 19 x .975

Third Quarter Earn-Out Calculations
Line 21    Modified Gross Profit for the period from December 1,                     __________
           1999 through August 31, 2000

Line 22    Line 21 or $1,875,000, whichever is smaller              __________

Line 23    Estimate of Modified Gross Profit yielding 70% Earn-Out                   __________
           Line 22 - $1,237,500 (enter 0 if negative)

Line 24    Estimate of Modified Gross Profit yielding 85% Earn-Out                   __________
           Line 21 - $1,875,000 (enter 0 if negative)

Line 25    Estimated 70% Earn-Out                 Line 23 x .70     __________

Line 26    Estimated 85% Earn-Out                 Line 24 x .85     __________

Line 27    Estimated Earn-Out                     Line 25 + Line 26                  __________

Line 28    Future value to be paid (total)        Line 27 x .75                      __________

Line 29    Future value previously paid           Line 8 + Line 19                   __________

Line 30    Future value to be paid currently                                         __________
           Line 28 - Line 29 (enter 0 if negative)

Line 31    Current payment (Present value of Line 30)                                __________
           Line 30 x .9875

Year-End Earn-Out Calculations

Line 32    Modified Gross Profit for the period from December 1,                     __________
           1999 through November 30, 2000

Line 33    Line 32 or $2,500,000, whichever is smaller              __________

Line 34    Modified Gross Profit yielding 70% Earn-Out                               __________
           Line 33 - $1,650,000 (enter 0 if negative)

Line 35    Modified Gross Profit yielding 85% Earn-Out                               __________
           Line 32 - $2,500,000 (enter 0 if negative)

Line 36    70% Earn-Out                           Line 34 x .70     __________

Line 37    85% Earn-Out                           Line 35 x .85     __________

Line 38    Earn-Out                               Line 36 + Line 37                  __________

Line 39    Previous Payments                      Line 8 + Line 19 + Line 30         __________

Line 40    Amount Due to Seller (Owed to Buyer)                                      __________
           Line 38 - Line 39

                                                                       Exhibit B

First Quarter Earn-Out Calculations
Line 1     Modified Gross Profit for the period from December 1,                     __________
           2000 through February 29, 2001

Line 2     Line 1 or $625,000, whichever is smaller                 __________

Line 3     Estimate of Modified Gross Profit yielding 70% Earn-Out                   __________
           Line 2 - $412,500 (enter 0 if negative)

Line 4     Estimate of Modified Gross Profit yielding 85% Earn-Out                   __________
           Line 1 - $625,000 (enter 0 if negative)

Line 5     Estimated 70% Earn-Out                 Line 3 x .70      __________

Line 6     Estimated 85% Earn-Out                 Line 4 x .85      __________

Line 7     Estimated Earn-Out                     Line 5 + Line 6                    __________

Line 8     Future value to be paid currently      Line 7 x .75                       __________

Line 9     Current payment (Present value of Line 8)                                 __________
           Line 8 x .9625

Second Quarter Earn-Out Calculations

Line 10    Modified Gross Profit for the period from December 1,                     __________
           2000 through May 31, 2001

Line 11    Line 10 or $1,250,000, whichever is smaller              __________

Line 12    Estimate of Modified Gross Profit yielding 70% Earn-Out                   __________
           Line 11 - $825,000 (enter 0 if negative)

Line 13    Estimate of Modified Gross Profit yielding 85% Earn-Out                   __________
           Line 10 - $1,250,000 (enter 0 if negative)

Line 14    Estimated 70% Earn-Out                 Line 12 x .70     __________

Line 15    Estimated 85% Earn-Out                 Line 13 x .85     __________

Line 16    Estimated Earn-Out                     Line 14 + Line 15                  __________

Line 17    Future value to be paid (total)        Line 16 x .75                      __________

Line 18    Future value previously paid           Line 8                             __________

Line 19    Future value to be paid currently                                         __________
           Line 17 - Line 18 (enter 0 if negative)

Line 20    Current payment (Present value of Line 19)                                __________
           Line 19 x .975

Third Quarter Earn-Out Calculations

Line 21    Modified Gross Profit for the period from December 1,                     __________
           2000 through August 31, 2001

Line 22    Line 21 or $1,875,000, whichever is smaller              __________

Line 23    Estimate of Modified Gross Profit yielding 70% Earn-Out                   __________
           Line 22 - $1,237,500 (enter 0 if negative)

Line 24    Estimate of Modified Gross Profit yielding 85% Earn-Out                   __________
           Line 21 - $1,875,000 (enter 0 if negative)

Line 25    Estimated 70% Earn-Out                 Line 23 x .70     __________

Line 26    Estimated 85% Earn-Out                 Line 24 x .85     __________

Line 27    Estimated Earn-Out                     Line 25 + Line 26                  __________

Line 28    Future value to be paid (total)        Line 27 x .75                      __________

Line 29    Future value previously paid           Line 8 + Line 19                   __________

Line 30    Future value to be paid currently                                         __________
           Line 28 - Line 29 (enter 0 if negative)

Line 31    Current payment (Present value of Line 30)                                __________
           Line 30 x .9875

Year-End Earn-Out Calculations

Line 32    Modified Gross Profit for the period from December 1,                     __________
           2000 through November 30, 2001

Line 33    Line 32 or $2,500,000, whichever is smaller              __________

Line 34    Modified Gross Profit yielding 70% Earn-Out                               __________
           Line 33 - $1,650,000 (enter 0 if negative)

Line 35    Modified Gross Profit yielding 85% Earn-Out                               __________
           Line 32 - $2,500,000 (enter 0 if negative)

Line 36    70% Earn-Out                           Line 34 x .70     __________

Line 37    85% Earn-Out                           Line 35 x .85     __________

Line 38    Earn-Out                               Line 36 + Line 37                  __________

Line 39    Previous Payments                      Line 8 + Line 19 + Line 30         __________

Line 40    Amount Due to Seller (Owed to Buyer)                                      __________
           Line 38 - Line 39

                                      B-1